Exhibit 10.4

AMENDMENT NO. 1

TO THE

QUANTA SERVICES, INC.

2011 OMNIBUS EQUITY INCENTIVE PLAN

This Amendment No. 1 to the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (the “Plan”) is made on behalf of Quanta Services, Inc., the sponsor of the Plan, on May 22, 2013.

1. Section 5(b) of the Plan is hereby amended in its entirety to read as follows:

“(b) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons selected in its sole discretion; provided, however that the Equity Grant Committee may select the recipients of Awards other than Incentive Stock Options if (i) such recipients are not Officers or Eligible Directors, (ii) the aggregate value of the Awards granted by the Equity Grant Committee in any one calendar year does not exceed $5,000,000 determined based on (A) the Fair Market Value at the time of the grants, or (B) to the extent used to calculate the number of shares to be granted, the average of the closing prices of the Company’s Common Shares for the twenty consecutive trading days immediately preceding the grant dates, and (iii) the aggregate value of the Awards granted by the Equity Grant Committee in any one calendar year to any individual does not exceed $300,000 determined based on (A) the Fair Market Value at the time of the grants, or (B) to the extent used to calculate the number of shares to be granted, the average of the closing prices of the Company’s Common Shares for the twenty consecutive trading days immediately preceding the grant dates. A Participant may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Eligible Person shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.”

2. Except as specifically modified herein, all terms and conditions of the Plan shall remain in effect.

IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 1 to the Plan to be executed this 22nd day of May, 2013.

QUANTA SERVICES, INC.

By:	/s/ James F. O’Neil III
James F. O’Neil III
President and Chief Executive Officer